EXHIBIT 5



                                                                     EXHIBIT 5


                   [Letterhead of Davis Polk & Wardwell]

                             September 3, 1997



CVS Corporation
One CVS Drive
Woonsocket, RI  02895

Ladies and Gentlemen:

               We have acted as special counsel to CVS Corporation ("CVS") in connection with CVS' Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by CVS of shares (the "Plan Shares") of common stock, par value $.01 per share of CVS to be issued pursuant to the CVS 1996 Directors Stock Plan, the CVS Omnibus Stock Incentive Plan, and the CVS 1989 Directors Stock Option Plan (collectively, the "CVS Plans").

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion.

               In rendering this opinion we have assumed that prior to the issuance of any of the Plan Shares the Registration Statement, as then amended, will have become effective under the Securities Act.

               On the basis of the foregoing, we are of the opinion that the Plan Shares have been duly authorized, and when issued and delivered in accordance with the terms and conditions of the CVS Plans, will be validly issued, fully paid and non-assessable.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                             Very truly yours,



                                             Davis Polk & Wardwell